[Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]


                                        December 12, 1997

          LaSalle Partners Incorporated
          200 East Randolph Drive
          Chicago, Illinois  60601

                         Re:  Registration Statement on Form S-8
                              of LaSalle Partners Incorporated

          Ladies and Gentlemen:

                    We have acted as special counsel to LaSalle Partners Incorporated, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the registration and issuance by the Company under the Securities Act of 1933, as amended (the "Act"), of up to an aggregate of 2,965,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), under the Company's 1997 Stock Award and Incentive Plan (the "Incentive Plan"), the Company's Employee Stock Purchase Plan and the Company's Stock Compensation Program (the "Stock Compensation Program"). The Incentive Plan and the Stock Compensation Program are collectively referred to herein as the "Plans" and shares of Common Stock that may be issued under the Plans are collectively referred to herein as the "Shares."

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) each of the Plans; (iii) the Articles of Amendment and Restatement and the Amended and Restated Bylaws of the Company, as presently in effect; (iv) a specimen certificate representing the Common Stock; and
          (v) copies of certain resolutions of the Board of Directors of the Company relating to the Plans and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In our examination, we have assumed, and have not independently established or verified, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We assume that the Company will have at the time of the issuance of any Shares under the Plans at least that number of authorized but unissued shares of Common Stock equal to the number of Shares to be issued pursuant to such Plan.

                    Members of our firm are admitted to the
          practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction. With respect to matters of Maryland law, we are relying with your consent solely on the opinion of Piper & Marbury L.L.P., Baltimore, Maryland, a copy of which has been delivered to you.

                    Based upon and subject to the foregoing, and assuming the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution of such certificates, we are of the opinion that the Shares have been duly authorized by requisite corporate action by the Company, and, when issued, delivered and paid for in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and nonassessable.

                    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                        (ILLINOIS)